Exhibit 16

                                              April 15, 1997



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

                  Re:      Merrimac Industries, Inc.
                           (File No. 0-11201)

Gentlemen:

         We were previously the principal accountants for Merrimac Industries, Inc. (the "Company") and on March 21, 1997 we reported on the consolidated financial statements of the Company as of December 28, 1996 and December 30, 1995 and for each of the three years in the period ended December 28, 1996. On April 11, 1997 we were informed that we were dismissed as the principal accountants for the Company. We have read the Company's statements included pursuant to Item 4 in its Form 8-K Current Report dated April 17, 1997. At the request of the Company, we hereby state that we agree with the statements included in Item 4(a)(1)(i), (ii) and (iv) that relate to our firm.

                                              Very truly yours,



                                              J. H. COHN LLP